UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2017

FRESH DEL MONTE PRODUCE INC.

(Exact name of registrant as specified in its charter)

The Cayman Islands	1-14706	N/A
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Intertrust Corporate Services (Cayman) Limited

190 Elgin Avenue

George Town, Grand Cayman, KY1-9005

Cayman Islands

(Address of principal executive offices)

(305) 520-8400

(Registrant’s telephone number including area code)

Please send copies of notices and communications from the Securities and Exchange Commission to:

c/o Del Monte Fresh Produce Company

241 Sevilla Avenue

Coral Gables, Florida 33134

(Address of Registrant’s U.S. Executive Office)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01. Other Events.

On June 27, 2017, Fresh Del Monte Produce Inc. (the “Company”) and Del Monte Pacific Limited (“Del Monte Pacific”) jointly announced a series of new joint ventures between the Company and Del Monte Pacific. The Company and Del Monte Pacific also announced their entrance into a long-term mutual supply agreement, various joint collaborations and the full and final settlement of all active litigation between Del Monte Pacific and its subsidiary Del Monte Foods Inc., on the one hand, and the Company, on the other hand, effective immediately.

Set forth below is the percentage ownership of each of the joint ventures:

Joint Venture	Percentage Ownership(1)
Food & Beverage Retail Outlets	2/3 FDP and 1/3 DMPL
Chilled Juices	51% FDP and 49% DMPL
Processed Refrigerated Fruit Products	51% DMPL and 49% FDP
Avocado Products Produced using High Pressure Technology	51% DMPL and 49% FDP

(1)	In this table, references to FDP are to Fresh Del Monte Produce, Inc., including its subsidiaries, and references to DMPL are to Del Monte Pacific Limited, including its subsidiaries.

A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated June 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 27, 2017	FRESH DEL MONTE PRODUCE INC.
(Registrant)

	By:	/s/ Richard Contreras
Richard Contreras
Senior Vice President &
Chief Financial Officer